ROYALTY AGREEMENT

     This Royalty Agreement (this "Agreement") is entered into by and between Eurotech Capital Ventures, Ltd. (ECV) with its primary offices at Box 11143 SE-40423 Goteborg, Sweden and Wimax EU, Ltd., ("WEL") with offices at 356 Pine Ave #1, Pacific Grove, CA 93950 effective as of November 15, 2004.

     A. Eurotech desires to waive and release certain rights of reversion it has pursuant to a Business Plan dated as of October 20, 2004, and to transfer to WEL all rights in certain business strategy including all URL's as listed on Exhibit A.

     B. In consideration for the foregoing, WEL is willing to pay Eurotech certain royalties and fees, all as set forth more fully herein.

     NOW THEREFORE, the parties agree as follows:

1.   CERTAIN DEFINITIONS.

     (a) "Assignment" means that certain Assignment of properties as defined by this agreement.

     (b) "Gross Revenues" means one hundred percent (100%) of all amounts accrued by WEL, its subsidiaries and its affiliates, as revenues, under generally accepted accounting principles consistently applied, from all sources whatsoever worldwide, including without limitation revenues from sales of services, and from leases and licenses and sub licenses connected to any of the assigned URL's on Exhibit A, but shall not include any amounts received for sales, use or other transaction taxes, duties or shipping costs.

     (c) "Reversion Rights" means those rights of reversion provided to Eurotech in the Assignment.

     (d) "Royalty Term" means the one hundred twenty (120) consecutive calendar quarters, commencing with the first calendar quarter after the date of this Agreement in which WEL has operating revenues from commercial subscriptions, advertising sales and/or consumer product royalties or, at the election of Eurotech, any calendar quarter prior thereto.

     (e) "Technology" means all business concepts and URL's acquired or developed by Eurotech from July 1, 2004 and ending on the date hereof, which relates directly to the URL's assigned by Eurotech pursuant to the Assignment.

2. RELEASE, WAIVER AND TRANSFER. In consideration of the payment of fees and royalties by WEL as set forth in Section 3 below, Eurotech hereby releases and waives the Reversion Rights, and transfers to WEL all of its rights in and to the business concept and URL's.

3. PAYMENT OF ROYALTIES. In consideration of the release, waiver and transfer made by Eurotech pursuant to the provision of Section 2 above, WEL hereby agrees to pay to Eurotech royalties equal to one and one


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half percent (1.5%) of WEL's Gross Revenues for each calendar quarter in the
Royalty Term. WEL shall make the payments due to Eurotech hereunder with respect to Gross Revenues for each of the quarters in the Royalty Term not later than ninety (90) days after the end of such calendar quarter. Each quarterly payment shall be accompanied by a report stating the amount of Gross Revenue received by WEL during the quarter. WEL shall have the right to pay Eurotech said royalty in fully registered shares in full compliance with SEC regulations based upon the average bid price of the companies common stock for the 30 days prior to the payment date but under no circumstances shall the price be more than the final bid price on the day prior to the delivery of shares to Eurotech.

4. AUDITED FINANCIALS, RECORDKEEPING AND INSPECTION. WEL hereby agrees to provide to Eurotech unaudited financial statements for each calendar quarter in the Royalty Term within forty five (45) days following the end of such calendar quarter. WEL hereby agrees to provide to Eurotech financial statements audited by a qualified accounting firm for each calendar year including any calendar quarter in the Royalty Term within ninety (90) days following the end of such calendar year. If the Gross Revenues reported on such audited financial statements differs from the cumulative amounts shown on the quarterly reports for such calendar year, WEL shall make an adjustment payment to Eurotech if the amounts shown on the quarterly reports were too low, or Eurotech shall make an adjustment payment to WEL if the amounts shown on the quarterly reports were too high, within twenty (20) days following delivery of the applicable audited financial statement. WEL shall keep at its usual place or places of business complete records of its Gross Revenues for each calendar quarter, for a period of not less than three (3) years following the end of such calendar quarter, and to regularly make entries in such records at its earliest business convenience for the purpose of showing the amounts payable to Eurotech hereunder. On not less than ten (10) days written notice, Eurotech shall have the right, not more than once during any twelve (12) month period at mutually agreed upon times during normal business hours at Eurotech's expense, to examine any and all of WEL's records reflecting Gross Revenues for the sole purpose of verifying the accuracy of WEL's reports of Gross Revenues and the performance of WEL's obligations to make payments hereunder. In the event that any such examination by Eurotech discloses an error in the determination of any amounts due hereunder that is confirmed by WEL's independent auditors, WEL shall make an adjustment payment to Eurotech if the amount previously paid was too low, or Eurotech shall make an adjustment payment to WEL if the amount previously paid was too high, within twenty (20) days following such independent auditor's confirmation of the error. In the event that any such examination by Eurotech discloses an error in the determination of any amounts due hereunder, that is confirmed by WEL's independent auditors, such that amount previously paid to Eurotech was too low, Eurotech thereafter shall be entitled to examine WEL's books and records on a quarterly basis.

5. NOVATION. If a first underwritten registration of the offering of the common stock of WEL does not become effective on or before November 30, 2005, then effective December 1, 2005 this Agreement shall be extinguished, and all rights and obligations created hereby shall terminate at the option of Eurotech.


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6.   ATTORNEYS' FEES. In the event either party shall commence any action or proceeding against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement or to seek a judicial declaration of rights under this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

7. CONTROLLING LAW. This Agreement is entered into and to be performed in Nevada, and it shall be interpreted and enforced under, and all questions relating thereto shall be determined in accordance with the laws of the State of Nevada.

8. WAIVER. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9. PARTIAL INVALIDITY. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms of their agreement with respect to its subject matter. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Agreement may not be explained or supplemented by evidence of consistent additional terms. This Agreement supersedes, merges, and voids all prior representations, statements, negotiations, understandings, proposed agreements, and other agreements, written or oral, relating to its subject matter.

11. AMENDMENTS. This Agreement may not be amended, modified or supplemented except by a writing executed by both parties.

12. COUNTERPARTS. This Agreement may be signed in counterparts, each an original but all one and the same instrument.

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of Company and any successors and permitted assigns of WEL, and shall be binding upon the successors and assigns of Eurotech and of WEL.

14. FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other documents as any other party may reasonably request from time to time in order to carry out the intent and purpose of this Agreement contemplated hereby. Neither Eurotech nor WEL shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to


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perform as early as practicable the obligations herein required to be performed by them.

15. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and either personally delivered or deposited in the first class United States mail, prepaid, certified or registered, return receipt requested, addressed as follows:

        (a) If to Eurotech:

                                       Eurotech Capital
                                       Ventures, Ltd. Box
                                       11143
                                       SE-40423 Goteborg
                                       Sweden
                                       Attn: President

        (b) If to WEL:

                                       Wimax EU, Ltd
                                       356 Pine Ave #1
                                       Pacific Grove,
                                       California 93950
                                       Attn: President

     Notice shall be deemed to have been given upon receipt. Either party may change its address by giving written notice of such change to the other party in the manner provided in this Section.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Wimax EU, Ltd.                                EUROTECH CAPITAL VENTURES, LTD.


/s/ Christopher Miles                         /s/ Janice Hypolite
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Title:  President                             Title:  President
--------------------------------------        ---------------------------------